STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                          ROEBLING FINANCIAL CORP, INC.
                             2006 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of ________ shares of Common Stock of Roebling Financial Corp, Inc. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to __________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2006 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_______ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of Roebling Bank (the "Bank") or the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                Percentage of
                                                                Total Shares
                                                                Awarded Which
                                                                Are Exercisable
Date                                      Options               Non-forfeitable
----                                      -------               ---------------

Upon grant......................          ______                      25%
As of...........................          ______                      50%
As of ..........................          ______                      75%
As of ..........................          ______                     100%

         A. Notwithstanding anything herein to the contrary, except in the event of the death or Disability of the Optionee or a Change in Control of the Company, a minimum of six months must elapse between the date of grant of an option and the date of sale of the Common Stock received through the exercise of such Option.

B. Upon termination of service, absent Disability or death, such options shall cease to be exercisable three months from the date of termination of employment; provided that such awards shall continue to vest and remain exercisable during such period that the recipient remains a director or director emeritus, not to exceed the expiration date of such option term.

C. Upon Disability, all options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability, not to exceed initial option term.

D. Upon death, all Options shall be immediately exercisable by the estate for two years from the date of death, not to exceed initial option term.

E. Upon a Change in Control of the Company or the Bank, all options shall be immediately exercisable.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                  (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                  (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                  (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                  (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

                  Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, cash or electronic funds transfer. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Bank may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                               Roebling Financial Corp, Inc.



Date of Grant:                                 By: ______________________



Attest:



[SEAL]



OPTIONEE ACKNOWLEDGEMENT


_______________________________                      ____________________
OPTIONEE                                             DATE

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                          ROEBLING FINANCIAL CORP. INC.
                             2006 STOCK OPTION PLAN


                                                     ___________________________
                                                             (Date)

Roebling Financial Corp, Inc.
Route 130 and Delaware Avenue
Roebling, New Jersey  08554

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase shares of Common Stock of Roebling Financial Corp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $               of cash or check
                               ---------
                                              of Common Stock
                               ---------
                              $               Total
                               =========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name    _____________________________________________________

         Address _____________________________________________________

         Social Security Number ______________________________________

                                                    Very truly yours,


                                                    _______________

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                          ROEBLING FINANCIAL CORP, INC.
                             2006 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS

         STOCK OPTIONS for a total of 9,107 shares of Common Stock of Roebling Financial Corp, Inc. (the "Company") is hereby granted to ____________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2006 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $10.00 for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (January 30, 2006).

         2. Exercise of Option. This Option shall be immediately exercisable on the date of grant.

                  (a)      Schedule of Rights to Exercise.

A. Notwithstanding anything herein to the contrary, except in the event of the death or Disability of the Optionee or a Change in Control of the Company, a minimum of six months must elapse between the date of grant of an option and the date of sale of the Common Stock received through the exercise of such Option.

B. Upon death, all Options shall be exercisable by the Beneficiary for the remaining term of such Options.

C. Upon Disability, all Options shall be exercisable for the remaining term of such Options.

D. Upon the retirement or termination of service of a Director or Director Emeritus, absent death or Disability, such options shall remain exercisable for a period of one year from such date of termination of service.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

         (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

         (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

         (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

         (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, cash or electronic funds transfer. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

         (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                            ROEBLING FINANCIAL CORP, INC.




Date of Grant:  January 30, 2006            By: ______________________________



Attest:





[SEAL]





OPTIONEE ACKNOWLEDGEMENT


________________________________                     ______________________
OPTIONEE                                             DATE

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                          ROEBLING FINANCIAL CORP. INC.
                             2006 STOCK OPTION PLAN


                                                  ______________________________
                                                         (Date)

Roebling Financial Corp, Inc.
Route 130 and Delaware Avenue
Roebling, New Jersey  08554

Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase shares of Common Stock of Roebling Financial Corp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $             of cash or check
                               ---------
                                            of Common Stock
                               ---------
                              $             Total
                               =========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name      _________________________________________

         Address   _________________________________________

         Social Security Number

                                                 Very truly yours,


                                                 _______________